UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

RLJ LODGING TRUST

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-35169	27-4706509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center Suite 1000, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 280-7777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of beneficial interest, par value $0.01 per share	RLJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2022, the Board of Trustees of RLJ Lodging Trust (the “Company”) appointed Tom Bardenett Executive Vice President and Chief Operating Officer of the Company.

Mr. Bardenett is 58 years old and joined the Company in September 2017 as Executive Vice President of Asset Management. Mr. Bardenett previously served as the Chief Operating Officer for Extended Stay America, from January 2015 to September 2017. Prior to that, Mr. Bardenett held multiple leadership roles at Crossroads Hospitality, the operations arm of Interstate Hotels & Resorts, from September 1998 to January 2015, including Executive Vice President of Operations and President, Senior Vice President of Sales and Marketing, Regional Director of Sales, and Regional Director of Operations. He is currently the Chairman of the American Hotel Lodging Association Foundation and a member of the Embassy Suites Owners Advisory Council and the Courtyard by Marriott Franchise Advisory Council. Mr. Bardenett received a B.A. in Communications with a Broadcasting Concentration from Oswego State University of New York in 1986.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RLJ Lodging Trust

Date: September 15, 2022	By:	/s/ Leslie D. Hale
Leslie D. Hale President and Chief Executive Officer